     As filed with the Securities and Exchange Commission on August 8, 1995
                                                  Registration Statement No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                   FORM S-3
                              --------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                                 STAPLES, INC.
             (Exact name of registrant as specified in its charter)
                              --------------------

      DELAWARE                                                               04-2896127
(State or other juris-                                                    (I.R.S. Employer
diction of incorpora-                                                    Identification No.)
tion or organization)

                            100 PENNSYLVANIA AVENUE
                                 P.O. BOX 9328
                      FRAMINGHAM, MASSACHUSETTS 01701-9328
                                 (508) 370-8500
                       (Address, including zip code, and
                     telephone number, including area code,
                           of registrant's principal
                               executive offices)

                              --------------------

                             PETER M. SCHWARZENBACH
                               VICE PRESIDENT AND
                                GENERAL COUNSEL
                                 STAPLES, INC.
                            100 PENNSYLVANIA AVENUE
                                 P.O. BOX 9328
                      FRAMINGHAM, MASSACHUSETTS 01701-9328
                                 (508) 370-8500
                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)


                                    Copy to:

                            Patrick J. Rondeau, Esq.
                                 HALE AND DORR
                                60 State Street
                          Boston, Massachusetts 02109
                                 (617) 526-6000


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |__|

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. |__|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |__|


                        CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                       Proposed      Proposed
                                                       Maximum       Maximum        Amount
                                             Amount    Offering      Aggregate     of Regis-
       Title of Each Class                   to be     Price Per     Offering      tration
   of Securities to be Registered          Registered  Share(1)      Price(1)        Fee
---------------------------------------------------------------------------------------------
Common Stock, $.0006 par value..........   132,048     $ 21.25     $2,806,020     $  968
                                             shares
=============================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq
     National Market on August 3, 1995.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.




                   SUBJECT TO COMPLETION DATED AUGUST 8, 1995


                                 132,048 Shares


                                 STAPLES, INC.

                                  Common Stock

                                -----------------

                 The shares of common stock, $0.0006 par value per share (the
            "Common Stock"), of Staples, Inc. ("Staples" or the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in a private placement made in connection with the acquisition of the stock of Macauley's Business Resources, Inc. by Staples completed on June 30, 1995. All of the shares offered hereunder are to be sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

                 The Selling Stockholders may from time to time sell the shares covered by this Prospectus on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution." The Common Stock is traded on the Nasdaq National Market under the symbol SPLS.

                                -----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                The date of this Prospectus is August   , 1995.

                             AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

            The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Commission are incorporated herein by reference:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995, as amended by Amendment No. 1 on Form 10-K/A;

            (2) The Company's Quarterly Report on Form 10-Q for the quarter ended April 29, 1995; and

            (3) The Company's Registration Statement on Form 8-A dated April 7, 1989 registering the Common Stock under Section 12(g) of the Exchange Act.

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Secretary of the Company, 100 Pennsylvania Avenue, P.O. Box 9328, Framingham, Massachusetts 01701-9328; telephone (508) 370-8500.

            Except as otherwise noted, all information in this Prospectus reflects the three-for-two splits of the Company's Common Stock effected in the form of 50% stock dividends in December 1993, October 1994 and July 1995.

            NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                  THE COMPANY

            Staples pioneered the office supplies superstore concept in 1986 and is a leading office supplies retailer with over 370 stores in North America. These retail superstores serve small businesses and home office customers by offering one-stop shopping for their office products needs and by carrying a wide selection of products at prices substantially below those customarily available from traditional sources. Through recent acquisitions of contract stationers and increased focus on Staples Direct, the Company's mail order delivery business, Staples has expanded its customer base to include medium- and large-size businesses. As a result, the Company is now positioned to serve the needs of customers in all end-user segments of the office products market.

            Staples has experienced substantial growth since its inception in 1986. The Company's growth strategy is focused on three principal business areas:

            North American Superstores. The Company will seek to grow its core business through new store expansion and through comparable store sales growth. Staples operates three retail formats in North America:
       Staples - The Office Superstore, Staples Express Superstore and The Business Depot Superstore. During fiscal 1995, the Company plans to open approximately 87 stores, and Staples expects to end fiscal 1995 with approximately 437 stores, including 64 stores in Canada and 16 Staples Express Superstores.

            Contract and Commercial. In 1994, the Company established Staples Contract and Commercial, the Company's delivery business unit, which utilizes three different sales approaches to deliver office products to small, medium and large companies. Staples Direct, the Company's mail order business, primarily targets companies with less than 20 office workers. Staples Business Advantage, which is comprised of several regional contract stationers, targets medium to large companies, typically with 20 to 100 office workers. Staples National Advantage, the Company's national contract stationer, targets large companies (greater than 100 office workers) with multiple locations around the United States. The Company is expanding its contract and commercial business both through internal growth and additional acquisitions of regional contract stationers.

            International. The Company believes that foreign markets may provide additional growth opportunities for the latter part of the 1990s. Staples has approached foreign markets through joint ventures in order to take advantage of local operating expertise and reduce the risk associated with entering these new markets. Staples has joint ventures in the United Kingdom and Germany. By the end of fiscal 1995, the Company expects that its United Kingdom joint venture will be operating 30 stores and that its German joint venture will be operating 15 stores.

             The Company's executive offices are located at 100 Pennsylvania Avenue, P.O. Box 9328, Framingham, Massachusetts 01701-9328 (telephone:
       (508) 370-8500). The Company was organized in November 1985. As used in this Prospectus, the terms the "Company" and "Staples" refer to Staples, Inc., a Delaware corporation, and its subsidiaries.


                                USE OF PROCEEDS

            The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.


                                THE ACQUISITION

            Pursuant to a Stock Purchase Agreement dated May 11, 1995 (the "Purchase Agreement") by and among Staples, Macauley's Business Resources, Inc. ("MBRI") and the stockholders of MBRI, effective June 30, 1995, Staples acquired all of the outstanding shares of capital stock of MBRI (the "Acquisition"). In consideration of the Acquisition, the Company issued an aggregate of 389,430 shares of Common Stock to the Selling Stockholders, including shares placed in escrow pursuant to the terms of the Purchase Agreement, and has a contingent obligation to issue additional shares of Common Stock to the Selling Stockholders in accordance with a post-closing balance sheet adjustment.


                              SELLING STOCKHOLDERS

            The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in connection with the acquisition of MBRI by Staples. See "The Acquisition."

            The following table sets forth the number of shares of Common Stock beneficially owned by each of the Selling Stockholders as of July 30, 1995, the number of shares to be offered by each of the Selling Stockholders pursuant to this Prospectus and the number of shares to be beneficially owned by each of the Selling Stockholders if all of the shares offered hereby are sold as described herein. Except as provided below, the Selling Stockholders have not held any positions or offices with, been employed by, or otherwise had a material relationship with, the Company or any of its predecessors or affiliates since July 30, 1992 (other than as stockholders of MBRI prior to the Acquisition and as stockholders of Staples subsequent to the Acquisition).

                                Number of             Number of       Number of
                                Shares of             Shares of       Shares of
                               Common Stock            Common       Common Stock
         Name of               Beneficially             Stock        Beneficially
         Selling               Owned as of             Offered        Owned After
       Stockholder             July 30, 1995(1)        Hereby         Offering(1)
       -----------             ----------------       ---------     -------------

       John L. Macauley as
       Trustee under Revocable
       Living Trust Agreement
       of John L. Macauley
       dated 11/2/78, as
       amended (2)                 46,506               15,502          31,004

       Marie Macauley as
       Trustee under Revocable
       Living Trust Agreement
       of Marie Macauley
       dated 11/2/78, as
       amended (3)                 23,085                7,691          15,394

       Mark W. Macauley as
       Trustee under Revocable
       Living Trust Agreement
       of Mark W. Macauley
       dated 2/1/79, as
       amended (4)                 31,237               10,418          20,819

       Maureen A. Macauley as
       Trustee under Declaration
       of Revocable Trust
       Agreement of Maureen
       A. Macauley dated
       4/3/92, as amended (5)      31,237               10,418          20,819

       Nancy J. Pett               17,674                5,892          11,820

       Patricia M. Sophiea         17,674                5,892          11,820

       Ann Robinson(6)             49,194               16,396          32,798

       Bonnie L. Crooks(7)         49,194               16,396          32,798

       William B. Martin           49,194               16,396          32,798

       Jerome Silver                8,181                2,725           5,456

       Macauley's, Inc.
         Second Amended and
         Restated Profit
         Sharing/Retirement
         Savings Plan              24,322               24,322               0

       -----------------

       (1) Excludes shares placed in escrow pursuant to the terms of the Purchase Agreement.

       (2) John L. Macauley served as an executive officer and in various other positions with MBRI until June of 1995. Excludes shares held by Marie Macauley, Mr. Macauley's wife, with respect to which Mr. Macauley disclaims beneficial ownership.

       (3) Excludes shares held by John L. Macauley, Ms. Macauley's husband, with respect to which Ms. Macauley disclaims beneficial ownership.

       (4) Mark W. Macauley served as an executive officer and in various other positions with MBRI until June 1995.

       (5) Maureen A. Macauley served as an executive officer and in various other positions with MBRI until June 1995.

       (6) Ann Robinson served as an executive officer and in various other positions of MBRI until June 1995.

       (7) Bonnie L. Crooks served as an executive officer and in various positions of MBRI until June 1995.




                              PLAN OF DISTRIBUTION

            Shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to an underwritten offering or one or more of the following methods:
       (a) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Stockholders that they have not made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. The Purchase Agreement provides that the Company will indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

            In offering the shares of Common Stock covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.
       None of the shares covered by this Prospectus presently qualify for sale pursuant to Rule 144.

            The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of Common Stock included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity in connection with Staples securities, are required to furnish to each broker-dealer through which Common Stock included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any Staples securities except as permitted under the Exchange Act. The Selling Stockholders have agreed to inform the Company when the distribution of the shares is completed.

            Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

            This offering will terminate on the earlier of (a) June 30, 1997 or
       (b) the date on which all shares offered hereby have been sold by the Selling Stockholders.


                                 LEGAL MATTERS

            The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Hale and Dorr, Boston, Massachusetts.

                                    EXPERTS

            The consolidated financial statements of Staples at January 28, 1995 and January 29, 1994, and for each of the three years in the period ended January 28, 1995, incorporated by reference in Staples' Annual Report on Form 10-K for the year ended January 28, 1995, as amended by Amendment No. 1 on Form 10-K/A, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

            The balance sheet of National Office Supply Company, Inc. as of June 30, 1992, and the related statements of earnings and retained earnings and cash flows for the year then ended, incorporated by reference in Staples' Annual Report on Form 10-K for the period ended January 28, 1995, as amended by Amendment No. 1 on Form 10-K/A, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

            The financial statements referred to above are incorporated by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


       ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       NATURE OF EXPENSE
       -----------------
       SEC Registration Fee...........................................         $     968
       Legal (including Blue Sky) and Accounting Fees and Expenses....            10,000
       Miscellaneous..................................................             4,032
                                                                               ---------
                                                              TOTAL            $  15,000
                                                                               =========

       ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

            The Company's Certificate of Incorporation also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or
       (iv) for any transaction in which the director derived an improper personal benefit.

            The By-laws of the Company contain provisions to the effect that each director, officer and employee of the Company shall be indemnified by the Company against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of the Company or of any other organization at the request of the Company. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, or if the Board of Directors directs, by independent legal counsel) or by stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standards of conduct. It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

            The Company has a directors and officers liability policy that insures the Company's officers and directors against certain liabilities.

       ITEM 16.  EXHIBITS.

       EXHIBIT                       DESCRIPTION OF EXHIBIT                       PAGE
       -------                       ----------------------                       ----
         4.1     --   Restated Certificate of Incorporation of the
                      Company, as amended.....................................      *
         4.2     --   Amended and Restated By-laws of the Company.............     **
         5.1     --   Opinion of Hale and Dorr................................
        23.1     --   Consent of Ernst & Young LLP (appears on page II-6).....
        23.2     --   Consent of KPMG Peat Marwick LLP (appears on page II-7).
        23.3     --   Consent of Hale and Dorr (included in Exhibit 5.1)......
        24.1     --   Power of Attorney (appears on Page II-4)................
       ---------------

       * Incorporated by reference from Exhibit 4.1 to Registration Statement on Form S-3 (File No. 33-82360).

       ** Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1993.


     ITEM 17.  UNDERTAKINGS.

            The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

            (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts on the 8th day of August, 1995.


                                               STAPLES, INC.



                                               By:  /s/ Thomas G. Stemberg
                                                  ------------------------
                                                  THOMAS G. STEMBERG
                                                  Chairman of the Board of
                                                  Directors and Chief
                                                  Executive Officer



                        SIGNATURES AND POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Thomas G. Stemberg, Peter M. Schwarzenbach, Mark G. Borden and Patrick
       J. Rondeau, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Staples, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of August, 1995.

                 SIGNATURE                          TITLE
                 ---------                          -----
       /s/ Thomas G. Stemberg                 Chairman of the Board of
       -------------------------------        Directors and Chief Executive Officer
            THOMAS G. STEMBERG                (Principal Executive Officer)


       /s/ John B. Wilson                     Executive Vice President --
       --------------------------             Finance and Strategy and
           JOHN B. WILSON                     Chief Financial Officer
                                              (Principal Financial Officer)


       /s/ James Flavin                       Senior Vice President --
       --------------------------             Finance (Principal
           JAMES FLAVIN                       Accounting Officer)


       /s/ Mary Elizabeth Burton              Director
       --------------------------
           MARY ELIZABETH BURTON


       /s/ W. Lawrence Heisey                 Director
       ---------------------------
           W. LAWRENCE HEISEY


       /s/ Leo Kahn                           Director
       ----------------------------
           LEO KAHN


       /s/ David G. Lubrano                   Director
       -----------------------------
           DAVID G. LUBRANO


       /s/ Rowland T. Moriarty                Director
       -----------------------------
           ROWLAND T. MORIARTY


       /s/ Robert C. Nakasone                 Director
       -----------------------------
           ROBERT C. NAKASONE


       /s/ W. Mitt Romney                     Director
       -----------------------------
           W. MITT ROMNEY


       /s/ Martin Trust                       Director
       -----------------------------
           MARTIN TRUST


       /s/ Paul F. Walsh                      Director
       -----------------------------
           PAUL F. WALSH

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Staples, Inc. for the registration of 132,048 shares of common stock and to the incorporation by reference therein of our report dated February 28, 1995, with respect to the consolidated financial statements and schedules of Staples, Inc. included in its Annual Report on Form 10-K for the year ended January 28, 1995, as amended by Amendment No. 1 on Form 10-K/A, filed with the Securities and Exchange Commission.



                               ERNST & YOUNG LLP


       Boston, Massachusetts
       August 7, 1995

                         Independent Auditors Consent
                         ----------------------------

       The Board of Directors
       National Office Supply Company, Inc.

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Staples, Inc. and subsidiaries dated August 8, 1995 and to the incorporation by reference therein of our report dated August 31, 1992, except as to the last paragraph of note 3, which is as of September 25, 1992, relating to the balance sheet of National Office Supply Company, Inc., as of June 30, 1992 and the related statements of earnings and retained earnings and cash flows for the year then ended (not presented separately herein) and to the consolidated financial statements of Staples, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended January 28, 1995, as amended by Form 10-K/A.



                                          KPMG PEAT MARWICK LLP

       Short Hills, New Jersey
       August 7, 1995



                                 Exhibit Index
                                 -------------

       Exhibit                       Description of Exhibit                       Page
       -------                       ----------------------                       ----
         4.1     --   Restated Certificate of Incorporation of the
                      Company, as amended.....................................      *
         4.2     --   Amended and Restated By-laws of the Company.............     **
         5.1     --   Opinion of Hale and Dorr................................
        23.1     --   Consent of Ernst & Young LLP (appears on page II-6).....
        23.2     --   Consent of KPMG Peat Marwick LLP (appears on page II-7).
        23.3     --   Consent of Hale and Dorr (included in Exhibit 5.1)......
        24.1     --   Power of Attorney (appears on Page II-4)................

       ---------------

       * Incorporated by reference from Exhibit 4.1 to Registration Statement on Form S-3 (File No. 33-82360).

       ** Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1993.






                                     II-8